UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 16, 2016

DARLING INGREDIENTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective December 16, 2016, Darling Ingredients Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries entered into an amendment (the “Fourth Amendment”) with its lenders to the Second Amended and Restated Credit Agreement, dated as of January 6, 2014 (as amended, the “Credit Agreement”), among the Company, as borrower, the other subsidiary borrowers party thereto, the subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, the lending institutions party thereto and the other agents party thereto. Capitalized terms used but not otherwise defined herein have the meanings ascribed in the Credit Agreement.

Among other things, the Fourth Amendment (i) extends the maturity date of the Term A loans and revolving credit facility loans under the Credit Agreement from September 27, 2018 to December 16, 2021, subject to a 91-day “springing” adjustment if the Term B loans are outstanding 91 days prior to the maturity date (January 6, 2021) of the Term B loans; (ii) resets the amortization schedule of the Term A loans to their original schedule; (iii) adjusts the applicable margin pricing grid on borrowings under the Term A Loan and revolving credit facility which adjusts based on the Company’s total leverage ratio as set forth in the Credit Agreement; (iv) eliminates the secured leverage ratio financial maintenance covenant so that from and after the effective date of the Fourth Amendment the Company’s financial covenants consist of maintaining of total leverage ratio not to exceed 5:50 to 1.00 and maintaining an interest coverage ratio of not less than 3.00 to 1.00; (v) modifies certain of the negative covenants to include a senior leverage ratio incurrence-based test and to increase the allowances for certain actions, including debt, investments and restricted payments; and (vi) makes other updates and changes.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment attached hereto as Exhibit 10.1.

Item 9.01.	Exhibits.

10.1 Fourth Amendment, dated as of December 16, 2016, to Second Amended and Restated Credit Agreement by and among Darling Ingredients Inc., as the parent borrower, the other subsidiary borrowers party thereto, the subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: December 20, 2016	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

EXHIBIT LIST

Exhibit No.	Description

10.1	Fourth Amendment, dated as of December 16, 2016, to the Second Amended and Restated Credit Agreement, by and among Darling Ingredients Inc., as the parent borrower, the other subsidiary borrowers party thereto, the subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto.